UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 27, 2011

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)           The Annual Meeting of Stockholders of Theravance, Inc. was held on April 27, 2011.

(b)           The nominees listed below were elected directors with the respective votes set forth opposite their names:

	Votes for	Votes withheld
Rick E Winningham	69,933,385	2,607,155
Jeffrey M. Drazan	70,048,547	2,491,993
Henrietta Holsman Fore	70,827,772	1,712,768
Robert V. Gunderson, Jr.	69,593,678	2,946,862
Arnold J. Levine. Ph.D	70,271,418	2,269,122
Burton G. Malkiel, Ph.D.	69,506,003	3,034,537
Peter S. Ringrose, Ph.D.	71,667,912	872,628
William H. Waltrip	70,131,896	2,408,644
George M. Whitesides, Ph.D	69,914,329	2,626,211
William D. Young	70,323,341	2,217,199

The stockholders also approved an amendment to the Company’s 2004 Employee Stock Purchase Plan increasing the aggregate number of shares of common stock authorized for issuance thereunder by 550,000 shares. The voting results are set forth below:

For	Against	Abstain
72,265,420	207,677	67,443

The voting results on a non-binding advisory vote to approve the compensation of the Company’s named executive officers disclosed in the Company’s 2011 proxy statement are set forth below:

For	Against	Abstain
71,534,583	919,780	86,177

The voting results on a non-binding advisory vote on the frequency of the advisory vote on executive compensation are set forth below:

One Year	Two Years	Three Years	Abstain
67,482,840	120,481	4,869,596	67,623

In light of these results, the Board of Directors has determined to hold an annual advisory vote on executive compensation.

The stockholders also ratified the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The voting results are set forth below:

For	Against	Abstain
77,579,400	362,526	7,107

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Dated: May 2, 2011	By:	/s/ Rick E Winningham

Rick E Winningham
Chief Executive Officer